UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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ION Geophysical Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EXPLANATORY NOTE

Supplement Relating to the 2020 Annual Meeting of Shareholders
of ION Geophysical Corporation (“ION” or “the Company”)
to be held on May 26, 2020

To our shareholders:
This proxy statement supplement, dated May 13, 2020, supplements the definitive proxy statement (the “Proxy Statement”) that ION filed with the Securities and Exchange Commission on April 22, 2020.
This supplement concerns special measures in light of the COVID-19 pandemic that will be in place for the upcoming Annual Meeting of Shareholders to be held on May 26, 2020 (the “Annual Meeting”).
Since publishing the Proxy Statement, the Company has continued to monitor the situation regarding the COVID-19 pandemic. The health and safety of our employees, our shareholders, and the communities in which we operate remain our priority.
While we intend to hold the Annual Meeting at our Houston offices as scheduled, we are imposing the additional safety measures outlined below.
No topics other than those set forth in the Proxy Statement will be addressed at the Annual Meeting, and we strongly encourage all shareholders, for their own well-being and to reduce the risk of aiding the spread of COVID-19, to vote their shares prior to the Annual Meeting and to not attend the Annual Meeting in person. Further details on how to vote by internet, by telephone, or by mail are set out in the Proxy Statement.
Anyone who attends the Annual Meeting in person will be subject to heightened screening procedures in light of the COVID-19 pandemic.
Only shareholders and persons providing necessary assistance to shareholders (such as caregivers) will be admitted to the Annual Meeting.
Attendees should enter through the parking garage that is located on the south side of Del Monte Drive, west of Beltway 8 and east of CityWest Blvd.
Attendees will be required to report to security, provide proper identification and sign in.
All attendees will be screened prior to admission to the Annual Meeting. This may include a health screen, which could include a temperature scan and a questionnaire concerning potential exposure to COVID-19 and the presence, or absence, of symptoms associated with COVID-19.
Any individual who refuses to complete a questionnaire or to submit to a screening, or who answers a screening question affirmatively, or who displays any symptoms that could be related to COVID-19, may be refused entry or removed from the Annual Meeting.
In keeping with federal and local guidance, our property management requires all persons visiting our campus to wear face masks, and attendees are encouraged to bring their own. However, the Company will endeavor to provide a face mask to each attendee who needs one.
Weather permitting, the Annual Meeting will be held out of doors at ION’s campus, and, in any event, social distancing and local and state requirements concerning occupancy will be enforced.
This supplement should be read in conjunction with the Proxy Statement. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.